Exhibit 1.01

Conflict Minerals Report of Woodward, Inc.

For the reporting period from January 1, 2024 to December 31, 2024

This Conflict Minerals Report (the “Report”) of Woodward, Inc. (the “Company,” “Woodward,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD (“Form SD”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period January 1, 2024 to December 31, 2024 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain conflict minerals (as defined below) are necessary to the functionality or production of such products. As defined in Form SD, and as used herein, “conflict minerals” means: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country” as defined in Form SD (collectively, the “Covered Countries”).

Woodward’s Manufactured and Contracted-to-Manufacture Products

Woodward, including our consolidated subsidiaries, manufactures and subcontracts for the manufacture of products for which conflict minerals are necessary to the functionality or production of those products. We provide energy control and optimization solutions for the aerospace and industrial market segments through the precise and efficient control of energy, including motion, fluid, combustion, and electrical energy. Please see (i) our Form SD for a detailed description of our products, including those products that we believe are likely to contain one or more conflict minerals, and (ii) Item 1 in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for a more detailed description of our business, markets, services and product applications.

The Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development’s (“OECD”), “OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas,” Third Edition (2016), including applicable supplements thereto (the “OECD Guidelines”).

Woodward has implemented or is addressing each of the steps in the OECD 5-step due diligence framework as discussed or referenced below:

1.
Establish strong company management systems

a.
Company conflict minerals policy

Woodward has adopted a written conflict minerals policy (the “Conflict Minerals Policy”). The Conflict Minerals Policy affirms the Company’s commitment to responsible sourcing of minerals from conflict affected and high-risk areas. The policy is publicly available and can be accessed at https://www.woodward.com/about/ethics-and-compliance. The policy is reviewed annually to determine if any revisions are appropriate.

b.
Internal management structure

Our Executive Vice President and Chief Operating Officer (the “COO”) oversees our Sourcing function and is responsible for ensuring our compliance with conflict minerals due diligence requirements, including the establishment of related compliance measures. Senior Sourcing leadership oversees the day-to-day conflict minerals program activities, and they provide regular updates on the conflict minerals program to the COO. Woodward’s Director of Governance and Securities serves as an advisor on conflict minerals compliance. The Sourcing team is responsible for reaching out to the Company’s in-scope suppliers on an ongoing basis (both independently and through Assent) to collect information, including, once per year, a Conflict Minerals Reporting Template (“CMRT”), regarding the presence and sourcing of conflict minerals in the products supplied to the Company. Other functions within Woodward provide focused support as required. When appropriate, conflict minerals and our conflict minerals program are a topic of discussion and review by our Board of Directors, or an appropriate committee thereof. These actions have aligned existing strategic and organizational structures to address the due diligence and reporting requirements of Rule 13p-1.

c.
System of controls and transparency over the mineral supply chain

Our enterprise resource planning (“ERP”) systems provide controls over our supply chain. The ERP systems currently provide:

•
Identification of the end item products we provide to each of our customers;
•
shipping transaction history to assist in bounding our sales/shipments by calendar year;
•
a bill of material identifying all of the components and materials in each of our end item products;
•
a purchasing history of each of our purchased components and raw materials, and the identification of the suppliers used for these purchases; and
•
a receiving inspection function that accepts or rejects purchased components and raw materials based upon whether the purchased items meet or do not meet the specification requirements (including specified material requirements) of the associated drawing or other specification documents. This is accomplished by a combination of direct measurements / inspections of the actual parts, or by reviewing the existence and completeness of formal supplier certifications to selected specifications, such as certifying proper use of specified aluminum or steel specifications.

We have contracted with Assent Compliance, Inc., a provider of compliance solutions, (“Assent”) to license the Assent Sustainability Manager (“ASM”), and we utilize Assent’s support services to automate supplier inquiry, data collection and data validation tasks, and automated CMRT generation. In addition, Woodward maintains full membership with the Responsible Materials Initiative (“RMI”).

d.
Strengthen Company engagement with suppliers

Woodward is committed to conducting business in a socially responsible manner and is determined to partner with suppliers who are similarly committed. We continue to engage with our suppliers regarding conflict minerals requirements. Our standard purchase order terms and conditions and our standard long-term supplier agreement require our suppliers to support our conflict minerals reporting, and we review these provisions on a regular basis. We desire to achieve improved supply chain transparency and responsible sourcing to increase the traceability of materials from each supplier.

The following language is included in our standard purchase order terms and conditions:

“…warrants and certifies that it complies with Section 1502 of the Dodd Frank Act and the Final Rule issued by the U.S. Securities and Exchange Commission, and any subsequent rules and regulations related thereto issued by the United States Government and, where identified by Woodward, other governments and/or authorities in regions that Woodward provides its products (“Conflict Minerals Regulations”), and has implemented compliant processes to ensure its suppliers are in compliance with the Conflict Minerals Regulations.

Where Supplier does not have direct and formal reporting requirements under the Conflict Minerals Regulations, and upon request by Woodward, Supplier agrees to provide due diligence and Responsible Country of Origin Inquiry (“RCOI”) information under this Agreement to Woodward in support of Woodward’s reporting requirements (the “RCOI Requirements”).

Further, Supplier shall promptly comply with all requests by Woodward to provide documentation, and other substantiating data and assurances with respect to its compliance with Conflict Minerals Regulations and the RCOI Requirements as Woodward may deem necessary from time to time. In the event: (a) Woodward deems Supplier is not in compliance with the Conflict Minerals Regulations or the RCOI Requirements, (b) Woodward is not satisfied with the outcome of any review of Supplier documentation and/or data or otherwise, or (c) Supplier does not provide the documentation, other data and/or other further assurances to Woodward as requested by Woodward, Woodward shall have the right to terminate this Order or any portion thereof without penalty or further liability to Woodward.”

To the extent a supplier needs assistance, Woodward conducts one-on-one contact sessions with suppliers to address their inquiries and provide guidance where needed. Through our contract with Assent, our suppliers have access to an extensive suite of training videos, slide decks, how-to manuals and regulation guidance documents. Our suppliers also have access to online chat with an Assent specialist if they have difficulties or questions while preparing their responses.

e.
Establish a company-level, or industry-wide, grievance mechanism as an early warning risk-awareness system

Woodward has a comprehensive Code of Business Conduct and Ethics (the “Code”) and employees receive regular training on a variety of ethics and compliance topics. Woodward also has robust reporting mechanisms for employees’ ethics concerns and grievances, including concerns regarding our supply chain and ethical sourcing. All Woodward employees have the right and responsibility to promptly report concerns, including but not limited to suspected or known violations of applicable law or regulation. We have established an Ethics Help Line that employees (or third parties) can contact to report concerns, including on an anonymous basis. The reporting mechanisms are set forth in the Code which is available on our website, and the concepts are reinforced during employee trainings. Investigations of alleged violations are handled pursuant to the process established by our Business Conduct Oversight Committee, and are ultimately overseen by the Audit Committee of the Board of Directors.

Woodward suppliers are encouraged to contact their Woodward point of contact or the Ethics Help Line if they believe elements of Woodward direction may cause them to be noncompliant with Woodward’s stated social responsibility goals and compliance requirements. The Woodward Product Material Compliance team and other Woodward employees are available to provide guidance regarding conflict minerals issues, including compliance matters and contract flow down requirements. Further,

Woodward has adopted a Supplier Code of Conduct, which can be found at https://www.woodward.com/about/ethics-and-compliance.

2.
Identify and assess risks in the supply chain

Woodward is a downstream manufacturer. As such, Woodward does not control the origin, source or composition of many of the materials provided by our suppliers. Consequently, we ask our suppliers to inquire, identify, and conduct data collection and due diligence activities, which in turn are fundamental elements of our due diligence activities. Woodward analyses the data collected from our in-scope suppliers for accuracy and completeness in order to identify and assess risks in the Woodward supply chain. This analysis includes:

•
the initial smelter checklist analysis contained in the CMRT;
•
Assent validation of smelter or refiner (“SOR”) lists in the supplier CMRTs, using an extensive database consisting of the RMI, Responsible Jewelry Council (“RJC”), and London Bullion Market Association (“LBMA”) validated SOR lists, and the results of Assent’s extensive internal and independent SOR validation efforts; and
•
the indirect analysis input that Woodward has acquired as a result of submitting interim roll-up CMRTs to our customers and receiving analysis results from the various software applications they use.

ASM generates for us the Woodward CMRT based on the valid supplier CMRTs we receive. We then compare the SOR list in the Woodward CMRT against the RMI SOR list and the RMI compliance and country of origin databases to ensure the accuracy of our data as of the conclusion of our conflict minerals campaign.

We use supplier CMRTs to identify the parent companies of our suppliers (if any), parent company contact data (if applicable), and whether the supplier reported conflict minerals data at the parent company level or at the affiliate level. This approach enables us to improve the targeting of future campaigns.

Data from our suppliers can be inaccurate or incomplete. For example, from time to time our suppliers report smelters in their supply chain (i) that do not match publicly available smelter data and therefore cannot be confirmed as a smelter, or (ii) for which the conflict-free sourcing status has not been validated. In such cases, ASM automatically provides a corrective action request to suppliers. Assent and Woodward jointly work with suppliers needing additional assistance to correct or eliminate these undetermined inputs as appropriate.

There is significant overlap between our RCOI efforts and our due diligence measures performed. Our RCOI process is described in our Form SD.

3.
Design and implement a strategy to respond to identified risks

a.
Report and implement a strategy to respond to identified risks

We continue to work closely with Assent to perform assessments of supplier-provided SOR data as described in the “Woodward Calendar Year 2024 Due Diligence Results” section of this Report. Both of our business segments conduct periodic reviews of critical supply chain matters for the segment, including conflict minerals and product materials compliance. Additionally, each year, senior Global

Sourcing leadership engages in a strategic planning review with senior management of the Company to provide strategic oversight of our supply chain strategies and performance.

b.
Devise and adopt a risk management plan

Woodward has several established procedures and tools that form the foundation of the conflict minerals aspects of our risk management plan. These procedures and tools include but are not limited to our supplier approval process, purchasing procedures, purchase order and supplier agreement terms and conditions (described above), supplier registration portal, and parts transition process, as well as the evaluation of other existing and possible future software solutions. In addition, Assent and ASM enable us to perform a risk assessment of, and assign a risk rating to, each supplier CMRT we receive.

c.
Implement a risk mitigation plan

Together with many other companies, we co-sign an annual letter coordinated by Assent that is sent to every SOR that has not completed or that was not actively participating in an independent conflict-free sourcing practices audit. The purpose of the letter is to encourage participation in an independent third-party audit program and the use of conflict-free sourcing practices, and to leverage the collective influence we may have on the SORs. We also send letters directly from Woodward to our suppliers who do not adequately respond to our initial data requests.

We continue to engage in additional fact finding and risk assessments to identify risks requiring mitigation or after a change in circumstances.

4.
Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

Woodward is significantly downstream in the supply chain from smelters and refiners. In order to obtain SOR information, Woodward seeks information from our upstream suppliers and from third party data aggregating services. Woodward is an RMI member and leverages the RMI Responsible Minerals Assurance Process and the resulting audit data from that program.

5.
Report annually on supply chain due diligence

The Form SD, this Report, and our Conflict Minerals Policy can be found at https://www.woodward.com/about/ethics-and-compliance.

Woodward Calendar Year 2024 Due Diligence Results

Woodward Conflict Minerals Data Requests and Supplier Responses (the Due Diligence in Acquiring Supplier Data)

We initiated our 2024 campaign for in-scope Woodward suppliers in November 2024 by sending CMRT requests. All CMRT requests were sent at the part level. If suppliers were unable to provide part-level CMRTs, then we accepted company-level CMRTs. To eliminate ambiguity in our requests to suppliers, we provide each in-scope supplier a complete list of the specific parts that Woodward purchased from them that were incorporated into our calendar year shipments.

As part of the 2024 campaign, two follow-up inquiries were sent to non-respondents and, where suppliers had still not responded, we followed up with three further “escalation” inquiries. As part of the escalation, Assent separated those suppliers who reported a “no 3TG” status last year into a separate simplified campaign, asking them if they could confirm their “no 3TG” status for this year. Additionally,

Woodward twice followed up with suppliers that returned incomplete or invalid CMRTs with corrective action requests.

Summary results for our 2024 campaign, as of April 18, 2025 are as follows:

•
We campaigned 1,394 suppliers (compared to 2,300 suppliers last year)
•
We received CMRTs from 867 suppliers for a response rate of 62% (last year, we received CMRTs from 1,216 suppliers for a 53% response rate)
•
836 suppliers, or 60% of the suppliers we campaigned, returned valid CMRTs (compared to 1005, or 44%, last year)
•
125, or 14%, of our supplier CMRT responses were made at the Woodward-requested part level (compared to 175, or 14%, of CMRT responses last year)

We continue to make improvements in identifying suppliers who do not supply parts to us that contain 3TG, which has enabled us to engage in more direct campaigns with targeted suppliers. We experienced an increase in our supplier response rate this year. We believe this increase was primarily driven by our improved identification of in-scope suppliers, which enabled us to perform a more targeted campaign.

Supplier Response Assessment (Smelter Determination Due Diligence)

ASM generated an integrated roll-up CMRT from all valid supplier CMRTs received as of April 18, 2025. This resulted in 372 SORs with RMI identification numbers who provide, through our supply chain, conflict minerals used in Woodward’s products. See Exhibit A to this Report for a list of these SORs. Woodward conducts no direct transactions and has no contractual relationship with these SORs or their sources of ore.

We used RMI’s SOR compliance status data and the results of our 2024 campaign, in each case as of April 18, 2025, to evaluate the 372 SORs with respect to RMI compliance. The summarized results are as follows:

•
233 SORs were determined by RMI to be “conformant”, meaning the SOR has been verified as having completed a responsible mineral sourcing validation program
•
9 SORs are designated by RMI as “active”, meaning the SOR has begun participating in a responsible mineral sourcing validation program
•
98 SORs had other RMI designations
•
32 SORs are designated by RMI as “non-conformant” (compared to 29 in the prior year)

Certain suppliers reported potential sourcing from a gold smelter in the Uganda that has not been assessed by RMI (CID003185 – African Gold Refinery)(“AGR”). On March 17, 2022, the U.S. Department of the Treasury added African Gold Refinery in Uganda to the OFAC’s Specially Designated Nationals (SDN) List. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of the supply chains and goods, we are unable to confirm if minerals from AGR are in our products. Woodward is in contact with suppliers who reported potential sourcing from AGR and will continue to engage with those suppliers to improve due diligence efforts and transparency.

We have identified 40 SORs in our supply chain that are categorized as “high risk” based on the sourcing practices and relationships of the applicable SOR, including AGR. Woodward conducts outreach via Assent multiple times each year to all in-scope suppliers who utilize one or more high risk SORS and to encourage these suppliers to (i) request the supplier perform additional smelter validation and due diligence work, (ii) request that the applicable SORs participate in a responsible mineral sourcing validation program, and/or (iii) find alternative sourcing relationships with conformant SORs. Additionally, Woodward requests these suppliers to conduct additional due diligence to confirm the chain of custody of parts supplied to Woodward.

Smelter or Refiner Mine Country of Origin Results

Mine country of origin data was available for all 233 of the conformant SORs. Of these 233 SORs, the mine country of origin data for 59 were provided on an aggregate basis to RMI by the LBMA. See Exhibit B to this Report for our country of origin findings as of April 18, 2025.

Concluding Statement

We continue to refine our supplier conflict minerals risk analysis, relevant supplier identification, SOR identification, and mine country of origin through improvements in our due diligence activity, our use of the ASM and other Assent services, and our association memberships. However, because (i) Woodward has not yet achieved a 100% supplier response rate; (ii) a significant majority of our supplier responses are still at a company level and not yet focused on Woodward specific parts; and (iii) complete SOR conflict status and mine country of origin data is not yet available from centralized sources specializing in the collection and assessment of such data, Woodward does not have sufficiently complete or discriminating data at this time to confirm the conflict-free or may-not-be-conflict-free status of any of its product families or individual products. We have also found that many supplier respondents have supply chains using SORs that were not conformant to a responsible mineral sourcing validation program, and we will continue to actively address this issue to mitigate such usage through targeted supplier outreach enabled by our use of ASM and other Assent services. Woodward is continuing our efforts and progress on the improvement actions described above.

Exhibit A: Smelter and Refiner List

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID (from RMI)
Gold	Abington Reldan Metals, LLC	United States of America	CID002708
Gold	Advanced Chemical Company	United States of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial Ltda	Brazil	CID004010
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359
Gold	Elite Industech Co., Ltd.	Taiwan	CID004755
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	GG Refinery Ltd.	Tanzania	CID004506
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Heimerle + Meule GmbH	Germany, Austria	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711

Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	Japan	CID000855
Gold	JX Advanced Metals Corporation	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078
Gold	LT Metal Ltd.	Korea, Republic of	CID000689
Gold	Materion	United States of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397

Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Safina A.S.	Czech Republic	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	D Block Metals, LLC	United States of America	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Materion Newton Inc.	United States of America	CID002548

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	QuantumClean	United States of America	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	Telex Metals	United States of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Ximei Resources (Guangdong) Limited	China	CID000616
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha	United States of America	CID000292
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dowa	Japan	CID000402
Tin	DS Myanmar	Myanmar	CID003831
Tin	EM Vinto	Bolivia	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Metallic Resources, Inc.	United States of America	CID001142
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Perú	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the	CID004065
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Arsed Indonesia	Indonesia	CID005067
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402

Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur (SIM)	Indonesia	CID002816
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States of America	CID003325
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CID002036
Tin	WOODCROSS SMELTING COMPANY LIMITED	Uganda	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders Corp.	United States of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	KENEE MINING CORPORATION VIETNAM	Vietnam	CID004619
Tungsten	Kennametal Fallon	United States of America	CID000966
Tungsten	Kennametal Huntsville	United States of America	CID000105
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Vietnam	CID002543
Tungsten	Niagara Refining LLC	United States of America	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Cobalt	Anhui Hanrui New Material Co., Ltd.	China	CID003927
Cobalt	Chemaf Etoile	Congo, Democratic Republic of the	CID003264
Cobalt	CMOC Kisanfu Mining SARL Number 1	Congo, Democratic Republic of the	CID004811
Cobalt	Compagnie de Tifnout Tiranimine	Morocco	CID003280
Cobalt	Dynatec Madagascar Company	Madagascar	CID003232
Cobalt	Eti Bakir A.S	Turkey	CID004057
Cobalt	Fujian Evergreen New Energy Technology Co.	China	CID003974
Cobalt	Ganzhou Highpower Technology Co., Ltd.	China	CID003384
Cobalt	Ganzhou Tengyuan Cobalt New Material Co., Ltd.	China	CID003212
Cobalt	Gem (Jiangsu) Cobalt Industry Co., Ltd.	China	CID003209
Cobalt	Guangdong Jiana Energy Technology Co., Ltd.	China	CID003291
Cobalt	Guangxi CNGR New Energy Science & Technology Co., Ltd.	China	CID004681
Cobalt	Guangxi Yinyi Advanced Material Co., Ltd.	China	CID003213
Cobalt	Guizhou CNGR Resource Recycling Industry Development Co., Ltd.	China	CID003610
Cobalt	Guizhou Red Star Electronic Material Co., Ltd.	China	CID004391
Cobalt	Harima Refinery, Sumitomo Metal Mining	Japan	CID003577
Cobalt	Hunan CNGR New Energy Science & Technology Co., Ltd.	China	CID003411
Cobalt	Hunan Yacheng New Materials Co., Ltd.	China	CID003404

Cobalt	Impala Platinum - Base Metal Refinery (BMR)	South Africa	CID004608
Cobalt	Impala Platinum - Rustenburg Smelter	South Africa	CID004614
Cobalt	Jiangsu Xiongfeng Technology Co., Ltd.	China	CID003293
Cobalt	Jiangxi Jiangwu Cobalt Industrial Co., Ltd.	China	CID003377
Cobalt	Jiangxi Miracle Golden Tiger Cobalt Co. Ltd.	China	CID004003
Cobalt	Jingmen GEM Co., Ltd.	China	CID003378
Cobalt	Kamoto Copper Company	Congo, Democratic Republic of the	CID003261
Cobalt	Kisanfu Mining (Kimin)	Congo, Democratic Republic of the	CID003587
Cobalt	La Compagnie de Traitement des Rejets de Kingamyambo S.A. (Metalkol S.A.)	Congo, Democratic Republic of the	CID003275
Cobalt	Lanzhou Jinchuan Advanced Materials Technology Co., Ltd.	China	CID003210
Cobalt	Lianyou Resources Co., Ltd.	Taiwan	CID004393
Cobalt	Mechema Taiwan Plant 2	Taiwan	CID003534
Cobalt	Murrin Murrin Nickel Cobalt Plant	Australia	CID003406
Cobalt	Mutanda Mining SPRL	Congo, Democratic Republic of the	CID003301
Cobalt	Niihama Nickel Refinery, Sumitomo Metal Mining	Japan	CID003278
Cobalt	Ningbo Hubang New Material Co., Ltd.	China	CID003465
Cobalt	NORILSK NICKEL HARJAVALTA OY	Finland	CID003390
Cobalt	Port Colborne Refinery	Canada	CID003239
Cobalt	PT Halmahera Persada Lygend	Indonesia	CID004802
Cobalt	PT HUAYUE NICKEL COBALT	Indonesia	CID004524
Cobalt	PT QMB NEW ENERGY MATERIALS	Indonesia	CID004731
Cobalt	Quzhou Huayou Cobalt New Material Co., Ltd.	China	CID003255
Cobalt	Societe pour le Traitment du Terril de Lubumbashi (STL)	Congo, Democratic Republic of the	CID003266
Cobalt	Somika Miniere du Katanga -SOMIKA (Lupoto plant)	Congo, Democratic Republic of the	CID004745
Cobalt	SungEel HiTech Co., Ltd.	Korea, Republic of	CID003338
Cobalt	Tenke Fungurume Mining SA	Congo, Democratic Republic of the	CID003429

Cobalt	Tianjin Maolian Science & Technology Co., Ltd.	China	CID003215
Cobalt	Umicore Finland Oy	Finland	CID003226
Cobalt	Umicore Olen	Belgium	CID003228
Cobalt	Uranus Chemicals	Taiwan	CID003473
Cobalt	Vale – Long Harbour Processing Plant (LHPP)	Newfoundland, Canada	CID003584
Cobalt	Zhejiang Greatpower Cobalt Materials Co., Ltd.	China	CID003526
Cobalt	Zhejiang Huayou Cobalt Company Limited	China	CID003225
Cobalt	Zhejiang New Era Zhongneng Technology Co., Ltd.	China	CID003398
Cobalt	Zhuhai Kelixin Metal Materials Co., Ltd.	China	CID003211

Exhibit B: Mine Country of Origin Data

Potential Countries of Origin for Conflict Minerals associated with the SORs listed in Exhibit A

Albania	Algeria	Andorra
Angola	Antigua and Barbuda	Argentina
Australia	Austria	Azerbaijan
Bahamas	Bangladesh	Barbados
Belarus	Belgium	Benin
Bolivia	Bosnia and Herzegovina	Botswana
Brazil	Bulgaria	Burkina Faso
Burundi	Cambodia	Cameroon
Canada	Cayman Islands	Chile
China	Colombia	Congo, Democratic Republic of the
Costa Rica	Côte d'Ivoire	Croatia
Curacao	Czech Republic	Denmark
Dominica	Dominican Republic	Ecuador
Egypt	El Salvador	Estonia
Eswatini	Ethiopia	Fiji
Finland	France	French Guiana
Georgia	Germany	Ghana
Greece	Grenada	Guatemala
Guinea	Guyana	Honduras
Hong Kong	Hungary	Iceland
India	Indonesia	Ireland
Israel	Italy	Jamaica
Japan	Jordan	Kazakhstan
Kenya	Korea, Republic of	Kuwait
Kyrgyzstan	Lao People's Democratic Republic	Laos
Latvia	Lebanon	Liberia
Liechtenstein	Lithuania	Luxembourg
Macao	Madagascar	Malaysia
Mali	Malta	Mauritania
Mexico	Moldova, Republic of	Mongolia
Morrocco	Mozambique	Myanmar
Namibia	Netherlands	New Caledonia
New Zealand	Nicaragua	Niger
Nigeria	Norway	Oman
Panama	Papua New Guinea	Peru
Philippines	Poland	Portugal
Puerto Rico	Romania	Russia
Rwanda	Saint Kitts and Nevis	Saint Vincent and Grenadines
Saudi Arabia	Senegal	Serbia
Sierra Leone	Singapore	Sint Maarten
Slomon Islands	Slovakia	South Africa
South Korea	Spain	Sri Lanka

Sudan	Suriname	Sweden
Switzerland	Tajikistan	Tanzania
Thailand	Taiwan	Timore-Leste
Togo	Trinidad and Tobago	Tunisia
Turkey	Uganda	Ukraine
United Arab Emirates	United Kingdom	United States of America
Uruguay	Uzbekistan	Venezuela
Vietnam	Zambia	Zimbabwe